                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                              Doing
Name                                                        Incorporation                  Business as
----                                                        -------------                  -----------
Helen of Troy (Far East) Limited                              Hong Kong                     Same Name
Helen of Troy (Cayman) Limited                              Cayman Islands                  Same Name
Helen of Troy International B.V.                           The Netherlands                  Same Name
Helen of Troy Limited                                          Barbados                     Same Name
Helen of Troy Services Limited                                Hong Kong                     Same Name
Helen of Troy Texas Corporation                                 Texas                       Same Name
Helen of Troy Nevada Corporation                                Nevada                      Same Name
HOT Nevada Inc.                                                 Nevada                      Same Name
Helen of Troy L.P.                                    Texas Limited Partnership             Same Name
HOT International Marketing Limited                            Barbados                     Same Name
HOT (UK) Limited                                            United Kingdom                  Same Name
Helen of Troy GmbH                                             Germany                      Same Name
Karina, Inc.                                                  New Jersey                    Same Name
DCNL, Inc.                                                      Texas                       Same Name
Helen of Troy Canada, Inc.                                      Nevada                      Same Name
Helen of Troy Limited                                         Hong Kong                     Same Name
Helen of Troy, LLC                                              Nevada                      Same Name
Tactica International, Inc.
    (55% ownership)                                             Nevada                      Same Name
Helen of Troy SARL                                              France                      Same Name
Fontelux Trading, S.A.                                         Uruguay                      Same Name
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